Exhibit 99.1

Mesa Labs Announces Third Quarter Results

Lakewood, Colorado, February 3, 2022 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced results for its third fiscal quarter (“3Q22”) and nine months ended December 31, 2021.

Financial highlights for the quarter and nine months ended December 31, 2021 as compared to the same periods last year:

●	Revenues increased 60% and 31%, respectively
●	Operating (loss) income decreased $2,534 and $3,250, respectively
●	Non-GAAP adjusted operating income[1] excluding unusual items increased $5,794 or 73% and $7,354 or 29%, respectively*

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year (“3Q21”), revenues increased 60% to $54,696, operating (loss) income decreased 11,518% from $22 to $(2,512) and net (loss) income was $(2,060), a decrease of 55%, or $(0.39) per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 3Q22 and 3Q21 was impacted by unusual items totaling $7,251 and $2,727, respectively.

For the nine months ended December 31, 2021, in comparison to the same period in the prior year, revenues increased 31% to $125,456, operating income decreased 40% to $4,812, and net income increased 666% to $3,655 or $0.69 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for the nine months ended December 31, 2021 and 2020 was impacted by unusual items totaling $7,369 and $2,991, respectively.

Total revenues increased 60% for the quarter which includes organic revenues growth of 12% as compared to the prior year. Total revenues increased 31% for the nine months ended December 31, 2021 which includes organic revenues growth of 14% period over period.

On a non-GAAP basis, in comparison to the same quarter in the prior year, adjusted operating income (“AOI”) decreased 5% to $7,113, or $1.36 per diluted share of common stock. In comparison to the same period in the prior year, AOI for the nine months ended December 31, 2021 increased 2% to $26,246, or $4.92 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for the three and the nine months ended December 31, 2021 was impacted by unusual items totaling $6,667 and $6,785, respectively while AOI for the three and the nine months ended December 31, 2020 was impacted by unusual items totaling $525 and $34, respectively. Excluding Unusual Items, AOI would have increased 73% to $13,780 for the quarter and 29% to $33,031 for the nine months ended December 31, 2021. A reconciliation of non-GAAP measures is provided in the tables below.

Division Performance

●

Sterilization and Disinfection Control (26% of revenues in 3Q22) continued to deliver solid growth across all verticals and geographies with particular strength in biopharma markets resulting in 6% organic growth compared to the same quarter in the prior year, and, looking further back, increased 19% versus 3Q20. Quarterly gross profit percentage grew 70 bps vs the same period in prior year resulting from production efficiencies associated with higher revenues and favorable product mix overcoming currency headwinds.

●

Biopharmaceutical Development (23% of revenues in 3Q22) had outstanding organic growth of 46% in 3Q22 compared to the prior year and 56% versus 3Q20. Growth was driven by a strategic focus on consumables sales and growing adoption in the cell and gene therapy market. Divisional gross profit percentage for the quarter expanded 1570 bps versus prior year, driven by a slight mix shift toward Immunoassay products, revenue driven operating leverage, and currency tailwinds.

●

Clinical Genomics (30% of revenues in 3Q22) delivered strong results under Mesa’s October 20 – December 31 period of ownership. Total division revenues during the ownership period were $16,485 with $1,500 of the revenues being COVID/Respiratory related. For this period, gross profit percentage was 24% which is inclusive of $6,062 non-cash amortization of inventory step-up and $911 of non-cash amortization of acquired intellectual property related to the application of purchase accounting. Excluding these two purchase accounting related adjustments, gross profit percentage would have been 66%. The inventory step-up is fully amortized as of the end of 3Q22 while we will continue to incur $1,155 of non-cash intellectual property amortization each quarter moving forward for the foreseeable future. As a result, we expect gross profit percentage for this division to range from the high 50s to low 60s moving forward. During our limited period of ownership, financial results are toward the top end of our plan and the integration actions are running on schedule.

●

Calibration Solutions (21% of revenues in 3Q22) which comprises the previously separate divisions of Instruments and Continuous Monitoring, continues to struggle with revenues contracting 6% in the quarter as compared to the prior year while year to date revenues declined 2% versus the same period in the prior year. Bookings (or orders) growth remained positive during the quarter and the nine months ended December 31, 2021 compared to the same periods in the prior year. Revenues in this division have been most impacted by global supply chain complications and pandemic related labor shortages, which combined with bookings growth, has resulted in an increased backlog of greater than $2,000 since the beginning of the fiscal year, which is approximately 6% of nine months revenues for the division. Gross profit percentage shrank by 310 bps versus prior year in the quarter from lower volumes and higher labor costs.

Executive Commentary

“Our teams delivered our fourth consecutive quarter of double-digit organic revenues growth yielding 12% for the quarter and 14% year to date compared to prior year. We are delivering outstanding organic revenue and profitability growth despite ongoing pandemic related headwinds including obstacles to direct customer engagement, supply chain reliability, and personnel availability. In addition, we completed the largest acquisition in Mesa’s history. The Mesa Way operating model continues to build increasing resilience into our businesses, and we face the uncertainty to come, knowing we are better operators with a long list of improvement opportunities ahead of us” said Gary Owens, Chief Executive Officer of Mesa Labs.

“The quality of our business portfolio improved during the quarter with the acquisition of Agena Bioscience. After a short period together, we are excited about Agena’s growth prospects, our ability to provide innovative solutions to the Clinical Genomics market, the impact that The Mesa Way can have on the division’s growth, and the strategic options it brings to our future. Today we are undoubtedly a stronger company, capable of sustaining higher rates of organic top and bottom-line growth than we were entering the pandemic” concluded Mr. Owens.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of March 31, 2021)

Consolidated Condensed Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenues	$54,696	$34,172	$125,456	$95,973
Cost of revenues	26,069	13,519	51,478	33,695
Gross profit	28,627	20,653	73,978	62,278
Operating expenses	31,139	20,631	69,166	54,216
Operating (loss) income	(2,512)	22	4,812	8,062
Nonoperating (income) expense	(171)	5,749	1,192	10,651
(Loss) earnings before income taxes	(2,341)	(5,727)	3,620	(2,589)
Income tax (benefit)	(281)	(1,185)	(35)	(1,943)
Net (loss) income	$(2,060)	$(4,542)	$3,655	$(646)

(Loss) Earnings per share (basic)	$(0.39)	$(0.89)	$0.70	$(0.13)
(Loss) Earnings per share (diluted)	(0.39)	(0.89)	0.69	(0.13)

Weighted average common shares outstanding:
Basic	5,233	5,125	5,199	4,922
Diluted	5,233	5,125	5,334	4,922

Consolidated Condensed Balance Sheets

(Amounts in thousands)	December 31, 2021	March 31, 2021
Cash and cash equivalents	$51,706	$263,865
Other current assets	69,289	39,884
Total current assets	120,995	303,749
Property, plant and equipment, net	30,152	21,998
Other assets	570,565	275,728
Total assets	$721,712	$601,475

Liabilities	$325,383	$195,248
Stockholders’ equity	396,329	406,227
Total liabilities and stockholders’ equity	$721,712	$601,475

Reconciliation of Non-GAAP Measures

(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Operating (loss) income (GAAP)	$(2,512)	$22	$4,812	$8,062
Amortization of intangible assets	5,922	3,828	13,495	10,694
Stock-based compensation expense	3,703	3,611	7,939	6,887
Adjusted operating income (non-GAAP)	$7,113	$7,461	$26,246	$25,643

Adjusted operating income per share (basic)	$1.36	$1.46	$5.05	$5.21
Adjusted operating income per share (diluted)	$1.36	1.46	$4.92	5.21

Weighted average common shares outstanding:
Basic	5,233	5,125	5,199	4,922
Diluted	5,233	5,125	5,334	4,922

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income were impacted by various unusual items during the three months and nine months ended December 31, 2021 and 2020. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating income	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Operating (loss) income (GAAP)	$(2,512)	$22	$4,812	$8,062

Unusual items – before tax
Agena acquisition/integration costs	$605	--	$723	--
Non-cash cost of revenues expense associated with the step up to fair value of Agena inventory due to application of purchase accounting	6,062	--	6,062	--
GPT acquisition/integration costs	--	643	--	1,687
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	--	--	--	(436)
Non-cash stock compensation expense true-up	584	1,629	584	1,629
Business consolidation costs	--	455	--	455
Non-cash true up of cost of revenues related to adjustment of the value of intangible assets related to purchase accounting	--	--	--	178
Non-cash true up of administrative expenses related to adjustment of the value of intangible assets related to purchase accounting	--	--	--	(522)
Total Impact of unusual items on operating income – before tax	7,251	2,727	7,369	2,991

Operating income excluding unusual items	$4,739	$2,749	$12,181	$11,053

Impact of unusual items on adjusted operating income	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Adjusted operating income (non-GAAP)	$7,113	$7,461	$26,246	$25,643

Unusual items – before tax
Agena acquisition/integration costs	$605	--	$723	--
Non-cash cost of revenues associated with the step up to fair value of Agena inventory due to application of purchase accounting	6,062	--	6,062	--
Conversion of executive staff, Section 16 officers and Board of Directors cash compensation to equity*	--	(573)	--	(1,672)
Non-cash true up of cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	--	--	--	(436)
Business consolidation costs	--	455	--	455
GPT acquisition/integration costs	--	643	--	1,687
Total impact of unusual items on adjusted operating income – before tax	6,667	525	6,785	34

Adjusted operating income excluding unusual items	$13,780	$7,986	$33,031	$25,677

* The amounts presented for the three and nine months ended December 31, 2020 have been modified from the prior year presentation to include an adjustment for compensation to certain individuals that was converted from cash to equity for fiscal year 2021 only as a response to the COVID crisis. We believe that including the adjustment better aligns with the purpose of the disclosure, which is intended to approximate pre-tax cashflow excluding unusual items. Adjusted operating income excluding unusual items for the three and nine months ended December 31, 2020, as presented in last year’s press release dated February 3, 2021, was $8,559 and $27,349, respectively.

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and non-GAAP adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both GAAP and non-GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill and long-lived assets can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of income. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be forward-looking statements, including statements relating to: the duration and impact of the COVID-19 pandemic and its adverse effects on our business; our ability to successfully grow our business, including as a result of acquisitions; the results on operations of acquisitions; our ability to consummate acquisitions at our historical rate and at appropriate prices; our ability to effectively integrate acquired businesses and achieve desired results; the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; conditions in the global economy and the particular markets we serve; significant developments or uncertainties stemming from the governmental actions, including changes in U.S. trade policies and medical device regulations; the timely development and commercialization, and customer acceptance, of enhanced and new products and services; projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, and competition; the effects of additional actions taken to become more efficient or lower costs; restructuring activities; laws regulating fraud and abuse in the health care industry and the privacy and security of health and personal information; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; and foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “estimate,” “target,” “may,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and uncertainties also include, but are not limited to, those described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended March 31, 2021, and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update the information in this press release.

About Mesa Laboratories, Inc.

Mesa is a global leader in the design and manufacturing of life science tools and critical quality control solutions for regulated applications in the pharmaceutical, healthcare and medical device industries. Mesa offers products and services to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000